Exhibit 32.0
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      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Principal Accounting Officer of Zomex Distribution, Inc. (the "Company"), hereby certifies that, to his knowledge on the date of this certification:

1. The annual report of the Company for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2005

By:   /s/ Peter Buckley
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Name:   Peter Buckley
Title:  President and Chief Executive Officer
Treasurer and Principal Accounting Officer